UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 18, 2007

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	33-70572	74-2337775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 18, 2007, Pennsylvania-based HVHC Inc., a wholly owned subsidiary and holding company for the vision business of Highmark Inc., announced the resignation of Executive Vice President and Chief Financial Officer, Douglas C. Shepard of Eye Care Centers of America, Inc., effective December 29, 2007. Mr. Shepard will be pursuing an opportunity outside the optical industry.

The Board of Directors of the Company has appointed Jennifer Kelley the new Executive Vice President and Chief Financial Officer effective January 1, 2008. Ms. Kelley has been with Eye Care Centers of America, Inc. since June 1997. Ms. Kelley is a certified public accountant in Texas. Prior to her appointment as Chief Financial Officer, and since December 5, 2004, Ms. Kelley served as Vice President/Controller of the Company.

Ms. Kelley’s annual salary will be $200,000. Ms. Kelley will be eligible to participate in HVHC’s Annual Executive Incentive Plan and HVHC’s Long Term Incentive Plan. Ms. Kelley will be subject to an employment letter agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: December 18, 2007	By:	/s/ David Holmberg
	Name:	David Holmberg
	Title:	Chief Executive Officer – Elect